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                                                                    EXHIBIT 23.1
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of Vail Banks, Inc. on Form SB-2 of our report on the financial statements of Vail Banks, Inc. and Subsidiary dated February 20, 1998 (except for notes W and X, as to which the date is July 10, 1998), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ FORTNER, BAYENS, LEVKULICH & CO., P.C.
Denver, Colorado
July 30, 1998